As filed with the Securities and Exchange Commission on March 6, 2008	Registration No _______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

PHC, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	04-2601571
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 Lake Street, Suite 102, Peabody MA 01960
(Address of principal executive offices) (Zip Code)

2005 Employee Stock Purchase Plan

2003 Stock Purchase and Option Plan, as amended

(Full title of the plans)

Bruce A. Shear, President and Chief Executive Officer

PHC, Inc.

200 Lake Street, Suite 102

Peabody, MA 01960

(Name and address of agent for service)

(978) 536-2777

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer, accelerated filer and smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ______	Accelerated filer ______

Non accelerated filer ______	Smaller reporting company X

Copy to:

Steven A. Cohen, Esq.

Arent Fox, LLP

1050 Connecticut Avenue, N.W.

Washington, DC 20036-5339

(202) 857-6000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

Class A Common Stock, $.01 par value	1,100,000 shares	$2.69	$2,959,000	$707.20

(1)

The number includes 500,000 shares under the 2005 Employee Stock Purchase Plan and 600,000 shares under the 2003 Stock Purchase and Option Plan, as amended, plus such additional number of shares as may be required pursuant to the plans in the event of a stock dividend, stock split, recapitalization or other similar change in the Common Stock.

(2)

Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(c) and (h)(1), on the basis of the average of the high and low prices of the Class A Common Stock as reported on the American Stock Exchange on March 4, 2008.

                 PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information*

Item 2.	Registrant Information and Employee Plan Annual Information*

* Information about the Registrant required by Part I, Items 1 and 2 to be contained in a Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under theSecurities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference in this Registration Statement:

1.	The Registrant’s Annual Report on Form 10-K and 10-K/A for the fiscal year ended June 30, 2007.

2.	The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended September 30, 2007 and December 31, 2007.

3.

All reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the above referred to annual report; and

4.

The description of the Registrant’s Class A Common Stock from the Company's Registration Statement on Form S-3/A (Amendment No. 2) File #333-117146 brought effective by the Commission on October 7, 2004.

In addition, all documents filed by the Registrant after the initial filing date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and prior to the filing of a post-effective amendment which indicates that all shares registered hereunder have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Officers and Directors

Section 6 of the Company's Restated Articles of Organization provides, in part, that the Company shall indemnify its directors, trustees, officers, employees and agents against all liabilities, costs and expenses, including but not limited to amounts paid in satisfaction of judgments, in settlement or as fines and penalties, and counsel fees, reasonably incurred by such person in connection with the defense or disposition of or otherwise in connection with or resulting from any action, suit or proceeding in which such director or officer may be involved or with which he may be threatened, while in office or thereafter, by reason of his actions or omissions in connection with services rendered directly or indirectly to the Company during his term of office, such indemnification to include prompt payment of expenses in advance of the final disposition of any such action, suit or proceeding.

In addition, the Restated Articles of Organization of the Company, under authority of the Business Corporation Law of The Commonwealth of Massachusetts, contains a provision eliminating the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the director derived an improper personal benefit. The foregoing provision also is inapplicable to situations where a director has voted for, or assented to the declaration of, a dividend, repurchase of shares, distribution or the making of a loan to an officer or director, in each case where the same occurs in violation of applicable law.

Item 7.	Exemption from Registration Claimed

Not applicable.

Item 8.	Exhibits

10.29	The Company's 2005 Employee Stock Purchase Plan.

10.30	The Company's 2003 Stock Purchase and Option Plan, as amended December 2007

5.1	Opinion of Arent Fox, LLP (counsel)

23.1	Consent of Eisner LLP (an independent registered public accounting firm)

23.2	Consent of BDO Seidman, LLP (an independent registered public accounting firm)

23.3	Consent of Arent Fox, LLP (counsel) included in exhibit 5.1

24.1	Power of Attorney: included on signature page

Item 9.	Undertakings

(a)	The Registrant hereby undertakes that it will:

1.	file, during any period in which it offers or sells securities, a post-effective amendment to the registration statement to:
i.	include any prospectus required by section 10(a)(3) of the Securities Act;
ii.

reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or together, represent a fundamental change in the information in the registration statement;

iii.

include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.

for determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

3.	remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Provided however, that:

Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant, pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Peabody, The Commonwealth of Massachusetts on the 6th day of March 2008

PHC, Inc.

By: /s/ Bruce A. Shear
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Bruce A. Shear, his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933; this registration statement has been signed below by the following persons in the capacities indicated.

Signature	Title	Date
By: /s/ Bruce A. Shear	President and Chief ExecutiveOfficer and	March 6, 2008
Bruce A. Shear	Director (principal executive officer)
By: /s/ Paula C. Wurts	Treasurer, Clerk and Chief Financial Officer	March 6, 2008
Paula C. Wurts	(principal accounting and financial officer)
By: /s/ Donald E. Robar	Director	March 6, 2008
Donald E. Robar
By: /s/ Howard W. Phillips	Director	March 6, 2008
Howard W. Phillips
By: /s/ William F. Grieco	Director	March 6, 2008
William F. Grieco
By:/s/ David E. Dangerfield	Director	March 6, 2008
David E. Dangerfield

INDEX TO EXHIBITS

Exhibit Number	Description

10.29	The Company's 2005 Employee Stock Purchase Plan.

10.30	The Company's 2003 Stock Purchase and Option Plan, as amended December 2007

5.1	Opinion of Arent Fox, LLP (counsel)

23.1	Consent of Eisner LLP (an independent registered public accounting firm)

23.2	Consent of BDO Seidman, LLP (an independent registered public accounting firm)

23.3	Consent of Arent Fox, LLP (counsel) included in exhibit 5.1

24.1	Power of Attorney: included on signature page